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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 31, 1996

                                  RADIUS INC.
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

     0-18690                                                   68-0101300
  (Commission                                                 (IRS Employer
  File Number)                                             Identification No.)

                  215 MOFFETT PARK DRIVE, SUNNYVALE, CA  94089
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (408) 541-6100



         This report on Form 8-K consists of 3 pages.




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ITEM 5:  OTHER EVENTS

         Pursuant to the requirements of Rule 135c promulgated under the Securities Act of 1933, as amended, the following press release was released on July 31, 1996:

                  CONTACT
                  James Given, General Counsel
                  Radius Inc.
                  (408) 541-5311

                                                           FOR IMMEDIATE RELEASE

                             RADIUS CREDITOR ACCORD

       SUNNYVALE, Calif., July 31, 1996 -- Radius today announced a non binding letter of intent with representatives of its largest creditors to exchange approximately $50 million in claims for approximately two thirds of the outstanding equity in Radius. The debt to equity conversion is expected to be concluded primarily through a private placement of Radius preferred and common stock and warrants and is contingent on the restructuring of Radius' secured lending relationship as well as a very high level of participation by all creditors. This agreement in principle is subject to final documentation, and the related transactions are expected to close in August 1996.

       THE SECURITIES TO BE OFFERED WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

- ---------------------------------------
Radius is a trademark of Radius Inc. which is registered in the United States and certain other jurisdictions.

                                     (end)




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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 2, 1996

                                       RADIUS INC.

                                       By: /s/ Charles W. Berger
                                           ------------------------------------
                                           Charles W. Berger
                                           Chairman, President, Chief Executive
                                           Officer and Acting Chief Financial
                                           Officer